U.S. Securities and Exchange Commission

Washington, D.C. 20549

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Form 8-k

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 28, 2013

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Commission File No. 001-33718

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Bioheart, Inc.

(Name of small business issuer as specified in its charter)

Florida	65-0945967
State of Incorporation	IRS Employer Identification No.

13794 NW 4th Street, Suite 212, Sunrise, Florida 33325

(Address of principal executive offices)

(954) 835-1500

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, “Company,” “our company,” “us,” and “our” refer to Bioheart, Inc., unless the context requires otherwise.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2013, Sheldon T. Anderson was appointed to serve as a member of our Board of Directors to serve until the next annual meeting, his earlier resignation or death.

His biography is below:

Sheldon T. Anderson. Mr. Anderson is Chairman of the Florida Advisory Board of Northern Trust Corporation. From 1992 through December 31, 2012, Mr. Anderson served in a variety of executive capacities with Northern Trust Corporation, including his most recent position as Chairman and Chief executive Officer Southeast Region of Northern Trust Corporation. Mr. Anderson is the Chair-elect of the Beacon Council, Miami-Dade County's economic development agency. He is a Board member of the Miami-Dade College Foundation, Inc.; Museum of Contemporary Art (MOCA); the New World Symphony; Baptist Health Systems Governing Board and Carrollton School of the Sacred Heart. He is Past Chair and a member of the Advisory Council of the United Way of Miami-Dade County. Anderson is President of the Board of Cleveland Orchestra Miami / Miami Music Association and also serves on the Advisory Board of the University of Miami School of Law for Ethics & Public Service. He is a member of the Orange Bowl Committee and the President's Council of Florida International University. A Miami native, Sheldon holds a degree in International Studies from Ohio State University.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant Date: September 3, 2013	Bioheart, Inc. By: /s/ Mike Tomas
Mike Tomas
Chief Executive Officer